Exhibit 99.1

PCTEL Achieves $26.2 Million in Second Quarter Revenue

$2.5 Million Sequential Increase Over First Quarter

BLOOMINGDALE, IL. – July 29, 2014 — PCTEL, Inc. (NASDAQ:PCTI), a leader in performance critical telecom solutions, announced its 2014 second quarter results.

Second Quarter Highlights

•	$26.2 million in revenue for the quarter, a decrease of two percent from the same period last year.

•	Gross profit margin of 41 percent in the quarter, compared to 39 percent in the same period last year.

•	GAAP operating margin from continuing operations of two percent for the quarter, compared to operating margin of one percent for the same period last year.

•	GAAP net income from continuing operations of $545,000 for the quarter, or $0.03 per diluted share, compared to net income of $187,000 from continuing operations, or $0.01 per diluted share for the same period last year.

•	Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	Non-GAAP operating margin from continuing operations of nine percent in the quarter, unchanged from the same period last year.

•	Non-GAAP net income from continuing operations of $2.0 million or $0.11 per diluted share in the quarter, unchanged from the same period last year.

•	$53.9 million of cash, short-term investments at June 30, 2014, a decrease of approximately $(2.3) million from the preceding quarter. During the quarter the company repurchased approximately 216,000 of its common shares for $1.65 million, paid $750,000 in dividends, and generated $100,000 of cash and investments from all other sources.

“Our core antenna business rebounded in the second quarter, recovering from weather-related delays and soft economic conditions. We received our single largest order in the company’s history for delivery next quarter, we initiated delivery of scanning receivers to China Telecom and our network engineering services business is now at a $10 million annual run rate,” said Marty Singer, PCTEL’s Chairman and CEO. “We look forward to executing against our small cell site forecast, expanding our tower business, growing our core antenna sales into key vertical markets, and fully exploiting the LTE and TD-LTE scanning receiver market,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 70082603. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 70082603.

About PCTEL

PCTEL delivers Performance Critical Telecom solutions. RF Solutions develops and provides test equipment, software and engineering services for wireless networks. Engineers rely upon PCTEL to optimize, visualize, and benchmark wireless networks. Connected Solutions™ designs and delivers performance critical antennas and site solutions for wireless networks globally. Our antennas support evolving wireless standards for cellular, private, and broadband networks. PCTEL antennas and site solutions support networks worldwide, including SCADA for oil, gas and utilities, fleet management, industrial operations, health care, small cell and network timing deployment, defense, public safety, education, and broadband access.

PCTEL’s performance critical products include its SeeGull® scanning receivers, SeeHawk® analytic software and CW systems, and its SeeWave™ interference detection systems. PCTEL is recognized globally for its industry leading-edge IBflex™, EXflex™, and MX scanning receivers and its sophisticated in-building Network Engineering Services (NES).

PCTEL’s performance critical MAXRAD® and Bluewave™ antenna solutions include high rejection and high performance GPS and GNSS products, the industry leading Yagi portfolio, mobile and indoor LTE, broadband, and LMR antennas and PIM-rated antennas for transit, in-building, and small cell applications. We provide performance critical mobile towers for demanding emergency and oil and gas network applications and leverage our design, logistics, and support capabilities to deliver performance critical site solutions into carrier, railroad, and utility applications.

PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, or www.rfsolutions.pctel.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the growth of PCTEL’s in-building engineering services and scanning receiver sales, the performance of the Connected Solutions business and the anticipated success of our new antenna and scanning receiver products, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630)372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$14,123	$21,790
Short-term investment securities	39,771	36,105
Accounts receivable, net of allowance for doubtful accounts of $132 and $130 at June 30, 2014 and December 31, 2013, respectively	20,253	18,603
Inventories, net	16,862	14,535
Deferred tax assets, net	1,629	1,629
Prepaid expenses and other assets	1,342	3,166

Total current assets	93,980	95,828

Property and equipment, net	14,961	14,971
Goodwill	161	161
Intangible assets, net	3,566	4,604
Deferred tax assets, net	11,692	11,827
Other noncurrent assets	37	41

TOTAL ASSETS	$124,397	$127,432

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,473	$4,440
Accrued liabilities	7,988	7,803

Total current liabilities	12,461	12,243

Other long-term liabilities	1,345	3,137

Total liabilities	13,806	15,380

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,448,137 and 18,566,119 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	18	19
Additional paid-in capital	143,244	143,572
Accumulated deficit	(32,835)	(31,748)
Accumulated other comprehensive income	164	209

Total stockholders’ equity	110,591	112,052

TOTAL LIABILITIES AND EQUITY	$124,397	$127,432

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES	$26,182	$26,746	$49,837	$51,818
COST OF REVENUES	15,331	16,198	29,405	31,672

GROSS PROFIT	10,851	10,548	20,432	20,146

OPERATING EXPENSES:
Research and development	3,069	2,683	6,311	5,233
Sales and marketing	3,303	3,054	6,258	6,075
General and administrative	3,470	3,825	6,702	8,456
Amortization of intangible assets	464	604	1,038	1,209
Restructuring charges	0	124	0	225

Total operating expenses	10,306	10,290	20,309	21,198

OPERATING INCOME (LOSS)	545	258	123	(1,052)
Other income, net	334	57	531	4,389

INCOME BEFORE INCOME TAXES	879	315	654	3,337
Expense for income taxes	334	128	255	1,198

NET INCOME FROM CONTINUING OPERATIONS	545	187	399	2,139

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	0	(22)	0	(109)

NET INCOME	$545	$165	$399	$2,030

Earnings per Share from Continuing Operations:
Basic	$0.03	$0.01	$0.02	$0.12
Diluted	$0.03	$0.01	$0.02	$0.12

Loss per Share from Discontinued Operations:
Basic	$0.00	$0.00	$0.00	($0.01)
Diluted	$0.00	$0.00	$0.00	($0.01)

Earnings per Share:
Basic	$0.03	$0.01	$0.02	$0.11
Diluted	$0.03	$0.01	$0.02	$0.11

Weighed Average Shares:
Basic	18,165	17,790	18,166	17,731
Diluted	18,291	18,075	18,350	17,973

Cash dividend per share	$0.040	$0.035	$0.080	$0.070

PCTEL, INC.

P&L INFORMATION BY SEGMENT—Continuing Operations

(in thousands)

	Three Months Ended June 30, 2014				Six Months Ended June 30, 2014
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
REVENUES	$17,715	$8,574	($107)	$26,182	$33,712	$16,295	($170)	$49,837

GROSS PROFIT	5,716	5,129	6	10,851	10,832	9,587	13	20,432

OPERATING INCOME (LOSS)	$1,845	$1,645	($2,945)	$545	$3,015	$2,659	($5,551)	$123

	Three Months Ended June 30, 2013				Six Months Ended June 30, 2013
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
REVENUES	$19,199	$7,602	($55)	$26,746	$38,555	$13,374	($111)	$51,818

GROSS PROFIT	5,662	4,876	10	10,548	11,673	8,457	16	20,146

OPERATING INCOME (LOSS)	$1,374	$2,072	($3,188)	$258	$3,132	$3,042	($7,226)	($1,052)

Reconciliation GAAP To non-GAAP Results Of Continuing Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a) from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating Income (Loss)	$545	$258	$123	($1,052)

(a) Add:
Amortization of intangible assets	464	604	1,038	1,209
TelWorx restructuring:
-Restructuring charges	0	124	0	225
-Cost of Goods Sold	0	284	0	284
TelWorx investigation:
-General & Administrative	263	100	498	1,491
Legal settlement
-General & Administrative	75	0	75	0
Stock Compensation:
-Cost of Goods Sold	117	107	203	191
-Engineering	187	178	360	322
-Sales & Marketing	189	154	336	261
-General & Administrative	603	660	948	947

	1,898	2,211	3,458	4,930

Non-GAAP Operating Income	$2,443	$2,469	$3,581	$3,878

% of revenue	9.3%	9.2%	7.2%	7.5%

Reconciliation of GAAP net income to non-GAAP net income (b) from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income from Continuing Operations	$545	$187	$399	$2,139

Adjustments:
(a) Non-GAAP adjustment to operating income	1,898	2,211	3,458	4,930
Other income related to the TelWorx settlement and TelWorx SEC investigation	(252)	(49)	(472)	(4,379)
Legal settlement	(75)	0	(75)	0
(b) Income Taxes	(107)	(318)	(387)	498

	1,464	1,844	2,524	1,049

Non-GAAP Net Income from Continuing Operations	$2,009	$2,031	$2,923	$3,188

Non-GAAP Earning per Share:
Basic	$0.11	$0.11	$0.16	$0.18
Diluted	$0.11	$0.11	$0.16	$0.18

Weighed Average Shares:
Basic	18,165	17,790	18,166	17,731
Diluted	18,291	18,075	18,350	17,973

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s

GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.

(b) These adjustments include the items described in footnote (a) as well as other income for the TelWorx legal settlement and insurance claims related to the TelWorx investigation, and non-cash income tax expense.

Reconciliation GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a) - Continuing Operations

(in thousands except per share information)

	Three Months Ended June 30, 2014				Six Months Ended June 30, 2014
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
Operating Income (Loss)	$1,845	$1,645	($2,945)	$545	$3,015	$2,659	($5,551)	$123

Add:
Amortization of intangible assets	260	204	0	464	630	408	0	1,038
TelWorx restructuring:
-Restructuring charges	0	0	0	0	—	0	0	—
-Cost of Goods Sold	0	0	0	0	—	0	0	—
TelWorx investigation:
-General & Administrative	0	0	263	263	0	0	498	498
Legal settlement
-General & Administrative	0	0	75	75	0	0	75	75
Stock Compensation:
-Cost of Goods Sold	54	63	0	117	99	104	0	203
-Engineering	86	101	0	187	166	194	0	360
-Sales & Marketing	150	39	0	189	279	57	0	336
-General & Administrative	63	36	504	603	149	67	732	948

	613	443	842	1,898	1,323	830	1,305	3,458

Non-GAAP Operating Income (Loss)	$2,458	$2,088	($2,103)	$2,443	$4,338	$3,489	($4,246)	$3,581

	Three Months Ended June 30, 2013				Six Months Ended June 30, 2013
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
Operating Income (Loss)	$1,374	$2,072	($3,188)	$258	$3,132	$3,042	($7,226)	($1,052)

Add:
Amortization of intangible assets	394	210	0	604	790	419	0	1,209
TelWorx restructuring:
-Restructuring charges	124	0	0	124	225	0	0	225
-Cost of Goods Sold	284	0	0	284	284	0	0	284
TelWorx investigation:
-General & Administrative	0	0	100	100	0	0	1,491	1,491
Stock Compensation:
-Cost of Goods Sold	39	68	0	107	65	126	0	191
-Engineering	76	102	0	178	131	191	0	322
-Sales & Marketing	122	32	0	154	200	61	0	261
-General & Administrative	89	26	545	660	155	42	750	947

	1,128	438	645	2,211	1,850	839	2,241	4,930

Non-GAAP Operating Income (Loss)	$2,502	$2,510	($2,543)	$2,469	$4,982	$3,881	($4,985)	$3,878

This schedule reconciles the Company’s GAAP operating income by segment to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.